As filed with the Securities and Exchange Commission on January 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RICE ENERGY INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1311	46-3785773
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel J. Rice IV

Chief Executive Officer

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Douglas E. McWilliams Matthew R. Pacey Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Gerald M. Spedale Jason A. Rocha Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-192894

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	4,600,000	$21.00	$96,600,000	$12,442.08

(1)	Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-192894).
(2)	Based upon the public offering price.
(3)	The registrant has previously paid $103,040 for the registration of $800,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on December 16, 2013 (File No. 333-192894) and $21,380.80 that was previously paid for the registration of an additional $166,000,000 of proposed maximum aggregate offering price in the filing of Amendment No. 3 to the Registration Statement on January 13, 2014 (File No. 333-192894).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional shares of common stock of Rice Energy Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-192894), initially filed by Rice Energy Inc. with the Securities and Exchange Commission on December 16, 2013, as amended by Amendment No. 1 thereto filed on January 6, 2014, Amendment No. 2 thereto filed on January 8, 2014 and Amendment No. 3 thereto filed on January 13, 2014, and which was declared effective on January 23, 2014, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333- 192894), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1*	—	Opinion of Vinson & Elkins L.L.P.

23.1*	—	Consent of Ernst & Young LLP (Rice Drilling B LLC and Rice Energy Inc.)

23.2*	—	Consent of Grossman Yanak & Ford LLP (Countrywide Energy Services, LLC)

23.3*	—	Consent of Ernst & Young LLP (Alpha Shale Resources, LP)

23.4*	—	Consent of Schneider Downs & Co., Inc. (Alpha Shale Resources, LP)

23.5*	—	Consent of Netherland, Sewell and Associates, Inc.

23.6*	—	Consent of Wright & Company, Inc.

23.7*	—	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1	—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-192894) filed with the Securities and Exchange Commission on December 16, 2013 and incorporated by reference herein)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 23, 2014.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Rice IV	Director, Chief Executive Officer	January 23, 2014
Daniel J. Rice IV	(Principal Executive Officer)

*	Director, President and Chief Operating Officer	January 23, 2014
Toby Z. Rice

*	Vice President and Chief Financial Officer	January 23, 2014
Grayson T. Lisenby	(Principal Financial Officer)

*	Vice President, Chief Accounting & Administrative Officer, Treasurer (Principal Accounting Officer)	January 23, 2014
James W. Rogers

*	Director	January 23, 2014
Daniel J. Rice III

*	Director	January 23, 2014
Scott A. Gieselman

*	Director	January 23, 2014
Chris G. Carter

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number		Description

5.1*	—	Opinion of Vinson & Elkins L.L.P.

23.1*	—	Consent of Ernst & Young LLP (Rice Drilling B LLC and Rice Energy Inc.)

23.2*	—	Consent of Grossman Yanak & Ford LLP (Countrywide Energy Services, LLC)

23.3*	—	Consent of Ernst & Young LLP (Alpha Shale Resources, LP)

23.4*	—	Consent of Schneider Downs & Co., Inc. (Alpha Shale Resources, LP)

23.5*	—	Consent of Netherland, Sewell and Associates, Inc.

23.6*	—	Consent of Wright & Company, Inc.

23.7*	—	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1	—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-192894) filed with the Securities and Exchange Commission on December 16, 2013 and incorporated by reference herein)

*	Filed herewith.

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